Exhibit 10.3

SECOND OMNIBUS AMENDMENT

THIS SECOND OMNIBUS AMENDMENT (this “Amendment”) is made and entered into as of August 31, 2016, by and between MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), and _______________ (the “Holder”).

WHEREAS, the Company issued to the Holder that certain 12% Second-Priority Secured Non-Convertible Promissory Note Due 2019 in the original principal amount of $[_________], dated as of March 25, 2014, as subsequently amended and/or reissued, including, without limitation, by that certain Omnibus Amendment, dated as of June 30, 2016 (collectively, the “Note”);

WHEREAS, the Company issued to the Holder that certain Warrant to Purchase Common Stock dated as of March 25, 2014, entitling the Holder to purchase shares of the Company’s common stock at an exercise price per share equal to $1.75 (on a pre-July 26, 2016 reverse stock split basis), as subsequently amended and/or reissued, including, without limitation, by that certain Omnibus Amendment, dated as of June 30, 2016 (collectively, the “Warrant”); and

WHEREAS, the Company and the Holder desire to amend the Note and the Warrant to allow and provide for certain matters all as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Amendments to the Note.

1.1           Amendment to Section 1. Section 1 of the Note (Definitions) is hereby amended by adding the following new defined terms:

“PIPE Conversion Date” means the date of the closing of a PIPE Transaction.

“PIPE Offered Security” means the Equity Security offered and sold in a PIPE Transaction.

“PIPE Offering Price” means the offering price of a PIPE Offered Security.

“PIPE Transaction” means the sale of an Equity Security in a private offering by the Company.

1.2           Note Conversion. The Note is hereby amended by adding the following new Section 15:

“15.          PIPE Conversion.

(a)           Notwithstanding any provision herein to the contrary, on the PIPE Conversation Date, [_____ percent (__%)] of the outstanding principal amount of this Note (the “PIPE Conversion Principal Balance”) shall automatically be converted into such number of the PIPE Offered Security that is equal to the PIPE Conversion Principal Balance divided by the PIPE Offering Price. The Holder shall be deemed to have become holder of record of such number of PIPE Offered Security as of the PIPE Conversion Date.

(b)           Upon conversion of this Note, the Holder shall deliver to the Company (i) the original of this Note for cancellation or (ii) a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement reasonably satisfactory to the Company whereby the Holder agrees to indemnify the Company from any loss incurred by the Company in connection with this Note, and the Company shall pay to the Holder in immediately available funds any and all unpaid accrued interest on the PIPE Conversion Principal Balance.

(c)          If any fraction would, except for the provisions of this Section 15(c), result from conversion of this Note, the number of the PIPE Offered Security into which this Note is converted shall be rounded down to the nearest whole number.

(d)          For the avoidance of any doubt, any conversion of this Note as herein provided (i) shall not be subject to the provisions of Section 7 hereof or any Subordination Agreement, and (ii) shall not constitute a prepayment of this Note pursuant to Section 5 hereof.”

1.3           General.     The Note, and any and all other agreements, documents or instruments hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Note as amended hereby, are hereby amended so that any reference in such documents to the Note shall mean a reference to the Note as amended hereby. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Note and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Note are ratified and confirmed and shall continue in full force and effect.

2.             Amendments to the Warrant.

2.1           Qualified Public Offering. The Warrant is hereby amended by adding the following new Section 9(h):

“(h)          PIPE Transaction.

(i)            If the Company closes a PIPE Transaction and the PIPE Offering Price is less than the Exercise Price in effect immediately prior to the closing of such PIPE Transaction, then the Exercise Price for the PIPE Warrant Shares, and only the PIPE Warrant Shares, shall be reduced, on a one-time basis, to equal such PIPE Offering Price; provided, however, that if (A) the PIPE Offered Security is or includes Convertible Stock and/or Warrants and (B) the Conversion/Strike Price thereof is both (1) less than the Exercise Price in effect immediately prior to the closing of the PIPE Transaction and (2) greater than the PIPE Offering Price, then the Exercise Price for the PIPE Warrant Shares shall instead be reduced to equal such Conversion/Strike Price. For the avoidance of any doubt whatsoever, the closing of a PIPE Transaction shall not result in any adjustment to the Exercise Price for any Warrant Shares other than the PIPE Warrant Shares nor shall it result in any further adjustment to the Exercise Price of the PIPE Warrant Shares after the first and only adjustment has been made in accordance with this Section 9(h).

(ii)           In addition to the definitions set forth in this Warrant, for purposes of this Section 9(h):

“PIPE Offered Security” means the Equity Security offered and sold in the PIPE Transaction.

“PIPE Offering Price” means the offering price of the PIPE Offered Security.

“PIPE Transaction” means the sale of an Equity Security in a private offering by the Company.

“PIPE Warrant Shares” means [_____ percent (__%)] of the total number of Warrant Shares that may be purchased upon exercise of this Warrant.

2.2           General.     The Warrant, and any and all other agreements, documents or instruments hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Warrant as amended hereby, are hereby amended so that any reference in such documents to the Warrant shall mean a reference to the Warrant as amended hereby. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Warrant and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Warrant are ratified and confirmed and shall continue in full force and effect.

3.             Miscellaneous.

3.1           Certain Representations.      The Holder represents and warrants to the Company that: (a) the Holder is the legal, beneficial and record owner of the Note and the Warrant; (b) if the Holder is not an individual, the execution and delivery of this Amendment by the Holder have been duly authorized by all necessary action on the part of the Holder; (c) this Amendment has been duly executed and delivered by the Holder; (d) this Amendment constitutes the valid and legally binding obligation of the Holder enforceable against the Holder in accordance with its terms; (e) the Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of entering into this Amendment, and has so evaluated such merits and risks, and (f) the Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Amendment, and (ii) the opportunity to obtain such information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to this Amendment.

3.2          Tax Matters.      The Holder acknowledges and affirms that (a) the Holder has been advised to consult its own tax advisor(s) regarding the application of U.S. federal income tax laws to the Holder with respect to this Amendment, as well as any tax consequences arising under U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction, and (b) the Holder has not relied upon any statements made by the Company or any of its agents, employees or representatives regarding any tax consequences to the Holder with respect to this Amendment.

3.3           Governing Law.    This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

3.4           Headings.    The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

3.5           Counterparts.    This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The next page is the signature page]

IN WITNESS WHEREOF, the Company and the Holder have caused this Amendment to be executed and delivered effective as of the day and year first written above.

THE COMPANY:

MRI INTERVENTIONS, INC.

By:
Name:
Title:

THE HOLDER:

[_____________]